UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2005 (May 11, 2005)

Verso Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-22190	41-1484525

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 300, Atlanta, Georgia	30339

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 589-3500

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     On November 11, 2004, The Nasdaq Stock Market (“Nasdaq”) notified the Company that for the 30 consecutive business days preceding November 11, 2004 the bid price for the Company’s common stock, par value $0.01 per share (the “Common Stock”), had closed below the minimum $1.00 per share requirement for continued inclusion of the Common Stock on the Nasdaq SmallCap Market as required by Marketplace Rule 4310(c)(4) (the “Rule”). In accordance with Marketplace Rule 4310(c)(8)(D), the Company had 180 calendar days, or until May 10, 2005, to regain compliance with the Rule.

     On May 11, 2005, Nasdaq notified the Company that it did not regain compliance with the Rule by May 10, 2005; however, that on May 10, 2005, the Company met all initial inclusion criteria for the Nasdaq SmallCap Market set forth in Marketplace Rule 4310(c), except for the bid price requirement. Accordingly, pursuant to Marketplace Rule 4310(c)8(D), the Company has an additional 180 calendar days, or until November 7, 2005, to regain compliance with the Rule. The Company may regain compliance with the Rule if the bid price of the Common Stock closes at $1.00 per share or more for a minimum of ten consecutive business days. If the Company does not regain compliance with the Rule prior to November 7, 2005, then the Nasdaq will notify the Company that the Common Stock will be delisted.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. None.

(b)	Pro Forma Financial Information. None.

(c)	Exhibits.

99.1	Letter from The Nasdaq Stock Market, Inc. dated May 11, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.

	By:	/s/ Juliet M. Reising

Juliet M. Reising, Chief Financial Officer and Executive Vice President

Dated: May 17, 2005

EXHIBIT INDEX

99.1	Letter from The Nasdaq Stock Market, Inc. dated May 11, 2005